Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100718) of United Technologies Corporation of our report dated June 25, 2008 relating to the financial statements of the Hamilton Sundstrand de Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 25, 2008